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                                                                     Exhibit 4.1

                             CONSENT AND AMENDMENT

     THIS CONSENT AND AMENDMENT dated as of December 10, 2001 (this "Consent")
                                                                     -------
relating to the Credit Agreement referenced below is by and among SCHOOL SPECIALTY, INC., a Wisconsin corporation (the "Borrower"), the Subsidiaries of
                                               --------
the Borrower identified as "Guarantors" on the signature pages hereto, the Lenders identified on the signature pages hereto and Bank of America, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"). Terms used
                                             --------------------
herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

                               W I T N E S S E T H

     WHEREAS, a $350 million credit facility has been extended to the Borrower pursuant to the terms of that Amended and Restated Credit Agreement dated as of September 30, 1998 (as amended, modified, supplemented, increased and extended from time to time, the "Credit Agreement") by and among the Borrower, the
                        ----------------
Guarantors, the Lenders and the Administrative Agent;

     WHEREAS, the Borrower proposes to acquire the Premier Agenda business of Franklin Covey Co. for a purchase price of approximately $152,500,000 in cash (the "Proposed Acquisition");
      --------------------

     WHEREAS, the purchase price of the Proposed Acquisition would (a) exceed the maximum purchase price permitted for any single acquisition under Section 8.4(c)(ii)(A) of the Credit Agreement and (b) together with prior acquisitions during the current fiscal year, exceed the maximum cash consideration permitted for all acquisitions in any fiscal year under Section 8.4(c)(ii)(B);

     WHEREAS, the Borrower has requested that the Lenders consent to the Proposed Acquisition; and

     WHEREAS, the Required Lenders have agreed to the requested consent on the terms and conditions set forth herein.

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Consents.
        --------

        (a) The Required Lenders hereby consent to the Proposed Acquisition notwithstanding the limitations set forth Section 8.4(c)(ii)(A) and Section 8.4(c)(ii)(B) of the Credit Agreement, provided that (a) each of the other
                                            --------
     conditions set forth in Section 8.4(c)(ii) of the Credit Agreement and any other applicable provision of the Credit Agreement shall have been satisfied, and (b) the Borrower shall, and shall cause its Subsidiaries to, comply with Section 7.11 of the Credit Agreement.

        (b) The Required Lenders hereby agree that the cash consideration for the Proposed Acquisition shall not be included in any calculation of the aggregate cash consideration limit set forth in Section 8.4(c)(ii)(B) for the current fiscal year.

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        (c) Each of the foregoing consents and agreements is a one-time consent, applies only to the specific facts and shall not be construed to be (i) a waiver as to compliance with the terms of the Credit Agreement in any other instance, (ii) a waiver as to compliance with any other terms of the Credit Agreement, (iii) a waiver of any Default or Event of Default that may otherwise exist or (iv) a waiver of any other rights or remedies the Lenders may have under the Credit Agreement, the other Credit Documents or applicable law.

     2. Amendment. Section 8.1(d) of the Credit Agreement is amended to read as
        ---------
follows:

        (d) Indebtedness and obligations in connection with Permitted Securitization Transactions; provided that the total Attributed
                                     --------
        Principal Amount for all such financings shall not exceed $100,000,000 at any time;

     3. Conditions Precedent. This Consent shall be effective as of the date
        --------------------
hereof upon satisfaction of the following conditions precedent:

        (a) receipt by the Administrative Agent of multiple counterparts of this Consent executed by the Credit Parties and the Required Lenders; and

        (b) receipt by the Administrative Agent, for the ratable benefit of the Lenders that execute this Consent (the "Consenting Lenders") of a consent
                                             ------------------
     fee equal to five (5) basis points (0.05%) on the aggregate Revolving Commitments of the Consenting Lenders.

     4. Reaffirmation of Representations and Warranties. The Credit Parties
        -----------------------------------------------
hereby affirm that the representations and warranties set forth in the Credit Documents are true and correct as of the date hereof after giving effect to this Consent (except those that expressly relate to an earlier period).

     5. Reaffirmation of Guaranty. Each of the Guarantors (i) acknowledges and
        -------------------------
consents to all of the terms and conditions of this Consent, (ii) affirms all of its obligations under the Credit Documents and (iii) agrees that this Consent and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors' obligations under the Credit Agreement and the other Credit Documents.

     6. No Other Changes. Except as modified hereby, all of the terms and
        ----------------
provisions of the Credit Agreement and the other Credit Documents (including the schedules and exhibits thereto) shall remain in full force and effect.

     7. Counterparts. This Consent may be executed in any number of
        ------------
counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Consent to produce or account for more than one such counterpart.

     8. Governing Law. This Consent shall be deemed to be a contract made under,
        -------------
and for all purposes shall be construed in accordance with, the laws of the State of New York.

                  [Remainder of Page Intentionally Left Blank]

                                        2

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     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Consent to be duly executed and delivered as of the date first above written.

BORROWER:                        SCHOOL SPECIALTY, INC.
--------
                                 a Wisconsin corporation

                                 By:     /s/ Mary M. Kabacinski
                                    -----------------------------------------
                                 Name:  Mary M. Kabacinski
                                 Title: Chief Financial Officer

GUARANTORS:                      CHILDCRAFT EDUCATION CORP.,
----------
                                 a New York corporation
                                 CLASSROOMDIRECT.COM, LLC,
                                 a Delaware limited liability company
                                 BIRD-IN-HAND WOODWORKS, INC.,
                                 a New Jersey corporation
                                 SPORTIME, LLC,
                                 a Delaware limited liability company
                                 GLOBAL VIDEO, LLC,
                                 a Wisconsin limited liability company

                                 By:     /s/ Mary M. Kabacinski
                                    -----------------------------------------
                                 Name:  Mary M. Kabacinski
                                 Title: Treasurer

                           [Signature Pages Continue]

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LENDERS:                            BANK OF AMERICA, N.A.,
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                                    individually as a Lender and in its capacity
                                    as Administrative Agent

                                    By:   /s/ Casey Cosgrove
                                       ------------------------------------
                                    Name:  Casey Cosgrove
                                    Title: Vice President

                                    BANK ONE, NA (main office, Chicago)

                                    By:   /s/ A. F. Maggiore
                                       ------------------------------------
                                    Name:  Anthony F. Maggiore
                                    Title: Director, Capital Markets

                                    U.S. BANK NATIONAL ASSOCIATION

                                    By:   /s/ Timothy J. Gallaher
                                       ------------------------------------
                                    Name:  Timothy J. Gallaher
                                    Title: Corporate Banking Officer

                                    THE BANK OF NEW YORK

                                    By:   /s/ Mark Wrigley
                                       ------------------------------------
                                    Name:  Mark Wrigley
                                    Title: Assistant Vice President

                                    HARRIS TRUST AND SAVINGS BANK

                                    By:   /s/ George M. Dluhy
                                       ------------------------------------
                                    Name:  George M. Dluhy
                                    Title: Vice President

                                    CITIZENS BANK OF MASSACHUSETTS

                                    By:   /s/ John E. Lucas
                                       ------------------------------------
                                    Name:  John E. Lucas
                                    Title: Vice President

                           [Signature Pages Continue]

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                               LASALLE BANK NATIONAL ASSOCIATION

                               By:    /s/ Lou D. Banach
                                  ----------------------------------
                               Name:  Lou D. Banach
                               Title: First Vice President and Senior Lender

                               ST. FRANCIS BANK, F.S.B.

                               By:    /s/ John C. Tans
                                  ----------------------------------
                               Name:  John C. Tans
                               Title: Vice President

                               UNION BANK OF CALIFORNIA, N.A.

                               By:    /s/ J. Scott Jessup
                                  ----------------------------------
                               Name:  J. Scott Jessup
                               Title: Vice President

                               WACHOVIA BANK, N.A.

                               By:    /s/ Bradford L. Watkins
                                  ----------------------------------
                               Name:  Bradford L. Watkins
                               Title: Vice President

                               MARSHALL & ILSLEY BANK

                               By:    /s/ Leo D. Freeman
                                  ----------------------------------
                               Name:  Leo D. Freeman
                               Title: Vice President

                               NATIONAL CITY BANK

                               By:    /s/ Tiffany Cozzolino
                                  ----------------------------------
                               Name:  Tiffany Cozzolino
                               Title: Assistant Vice President

                               GENERAL ELECTRIC CAPITAL CORPORATION

                               By:    /s/ W. Jerome McDermott
                                  ----------------------------------
                               Name:  W. Jerome McDermott
                               Title: Duly Authorize Signatory